SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2010

Source Gold Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-153881	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Toronto Street, Suite 234, Toronto, Ontario, Canada	M5C2B5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  289-208-5537

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On May 4, 2010, we entered into an agreement (the “Agreement”) with North Star Prospecting, Inc., under which we purchased the right to explore and mines the minerals (the “Rights”) on 21 mineral claims located in Northern Ontario, Canada (the “Claims”) for $51,800. Although we purchased the Rights on the Claims, the Province of Ontario will continue to own the underlying land on which the Rights are based. Additionally, if the assessment work schedule for the Claims mandated by the Ontario Ministry of Mines and Northern Development (the “Ministry”) is not adhered to, then the Rights on the Claims will revert to the government.

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.   These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.  We intend such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe-harbor provisions.  Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

The Claims

The Claims are presently filed with the Ministry and are registered to John Sadowski. The Claims will be transferred to our name as soon as we receive our client number with the Ministry.

While we may develop all mineral rights associated with the Claims, we purchased the Claims with the intention of mining for, extracting and selling gold. Upon receiving our number from the Ministry, we intend to initiate the process of developing the Claims for gold mining and extraction.

The first step in the mining and extraction process will be performing an assessment of the property.  It is expected that as assessment proceeds a geologist will be consulted on the assessment.  If the assessment and geologists indicate that we will ultimately be able to profitably mine gold or other minerals from the Claims, then we will explore hiring an operator to mine the Claims.

If an operator is hired, then we anticipate that we will pay the operator a percentage of the profits from the extraction and sale of any minerals. Any profits will only be reduced by this cost and operating expenses, as we are entitled to 100% of all proceeds from the extraction and sale of any minerals from the Claims.

Although we entered into the Agreement in anticipation of generating revenue and earning a profit on the Claims, as we have not begun exploration of the Claims, we face a high risk of business failure.  As a result, we have no way to evaluate the likelihood that we will be able to extract minerals from the Claims at a profit.  A significant amount of additional exploration is necessary prior to determining the viability of the Claims.

Additionally, Ms. Lauren Notar, our president and director, does not have any training as a geologist or an engineer or any training specific to the technicalities of mineral exploration.  As a result, our management may lack certain skills that are advantageous in managing the Claims, and therefore there is a higher risk the Claims will fail to become profitable. In addition, Ms. Notar’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, the Claims ultimate financial success could suffer irreparable harm due to management’s lack of experience in geology and engineering.

The foregoing is not a complete summary of the terms of the Agreement in this Item 1.01, and reference is made to the complete text of Agreement attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Purchase Agreement Between the Source Gold Corp., and John Sadowski, President, North Star Prospecting Inc., dated May 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Source Gold Corp.

/s/ Lauren Notar
Lauren Notar
President, Director

Date: May 10, 2010